UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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FUNKO, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FUNKO, INC.

NOTICE & PROXY

STATEMENT

Annual Meeting of Stockholders

June 25, 2019

9:00 a.m. (Pacific Time)

FUNKO, INC.

2802 WETMORE AVENUE, EVERETT, WASHINGTON 98201

April 25, 2019

To Our Stockholders:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Funko, Inc. at 9:00 a.m. Pacific Time, on Tuesday, June 25, 2019, at the Courtyard by Marriott Hotel, 3003 Colby Ave., Everett, WA 98201.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Brian Mariotti

Chief Executive Officer

Notice of Annual Meeting of Stockholders

To Be Held Tuesday, June 25, 2019

FUNKO, INC.

2802 WETMORE AVENUE, EVERETT, WASHINGTON 98201

The Annual Meeting of Stockholders (the “Annual Meeting”) of Funko, Inc., a Delaware corporation (the “Company”), will be held at the Courtyard by Marriott Hotel, 3003 Colby Ave., Everett, WA 98201 on Tuesday, June 25, 2019, at 9:00 a.m. Pacific Time, for the following purposes:

➊

To elect Gino Dellomo and Michael Lunsford as Class II Directors to serve until the 2022 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

➋	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

➌	To approve the Funko, Inc. 2019 Incentive Award Plan; and

➍	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our outstanding shares of capital stock, composed of Class A common stock and Class B common stock, at the close of business on April 29, 2019, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be open to the examination of any stockholder at our principal executive offices at 2802 Wetmore Avenue, Everett, Washington 98201 for a period of ten days prior to the Annual Meeting and on the day of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Tracy D. Daw, Senior Vice President, General Counsel and Secretary

Everett, Washington

April 25, 2019

CONTENTS

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11
VOTE REQUIRED	11

CERTAIN DEFINITIONS

In connection with the closing of our initial public offering of our Class A common stock in November 2017 (the “IPO”), we effected certain organizational transactions which we refer to as the “Transactions”. As used in the accompanying proxy statement, unless otherwise indicated, references to:

•

“we,” “us,” “our,” the “Company,” “Funko” and similar references refer: (1) following November 1, 2017, to Funko, Inc., and, unless otherwise stated, all of its subsidiaries, including FAH, LLC and, unless otherwise stated, all of its subsidiaries, and (2) prior to November 1, 2017, to FAH, LLC and, unless otherwise stated, all of its subsidiaries.

•

“ACON” refers to ACON Funko Investors, L.L.C., a Delaware limited liability company, and certain funds affiliated with ACON Funko Investors, L.L.C. (including any such fund or entity formed to hold shares of Class A common stock for the Former Equity Owners).

•

“Continuing Equity Owners” refers collectively to ACON, Fundamental, the Former Profits Interests Holders, the Warrant Holders and certain current and former executive officers, employees and directors and each of their permitted transferees that owned common units in FAH, LLC after the Transactions and who may redeem at each of their options (subject in certain circumstances to time-based vesting requirements) their common units for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), cash or newly-issued shares of our Class A common stock.

•	“FAH LLC” refers to Funko Acquisition Holdings, L.L.C, a Delaware limited liability company.

•	“FAH LLC Agreement” refers to FAH, LLC’s second amended and restated limited liability company agreement, which became effective on November 1, 2017.

•	“FHL” refers to Funko Holdings LLC, a Delaware limited liability company.

•

“Former Equity Owners” refers to those Original Equity Owners affiliated with ACON who transferred their indirect ownership interests in common units of FAH, LLC for shares of our Class A common stock (to be held by them either directly or indirectly) in connection with the Transactions.

•

“Former Profits Interests Holders” refers collectively to certain of our directors and certain current executive officers and employees, in each case, who, prior to the Transactions, held existing vested and unvested profits interests in FAH, LLC pursuant to FAH, LLC’s existing equity incentive plan and who received common units of FAH, LLC in exchange for their profits interests (subject to any common units received in exchange for unvested profits interests remaining subject to their existing time-based vesting requirements) in connection with the Transactions.

•	“Fundamental” refers collectively to Fundamental Capital, LLC and Funko International, LLC.

•

“Original Equity Owners” refers to the owners of ownership interests in FAH, LLC, collectively, prior to the Transactions, which include ACON, Fundamental, the Former Profits Interests Holders and certain current and former executive officers, employees and directors.

•

“Warrant Holders” refers to lenders under our senior secured credit facilities that formerly held warrants to purchase ownership interests in FAH, LLC, which converted into common units of FAH, LLC in connection with the Transactions.

i

Proxy Statement

FUNKO, INC.

2802 WETMORE AVENUE, EVERETT, WASHINGTON 98201

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Funko, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 25, 2019 (the “Annual Meeting”), at the Courtyard by Marriott Hotel, 3003 Colby Ave., Everett, WA 98201 at 9:00 a.m. Pacific Time, and at any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of outstanding shares of our capital stock, composed of Class A common stock and Class B common stock (collectively, “Common Stock”), at the close of business on April 29, 2019 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our Class A common stock and Class B common stock entitles its holders to one vote per share on all matters presented to our stockholders. At the close of business on April 22, 2019, there were 29,836,957 shares of Class A common stock and 18,993,573 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting, representing 61.1% and 38.9% combined voting power of our Common Stock, respectively.

This proxy statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2018 (the “2018 Annual Report”) will be released on or about May 2, 2019 to our stockholders on the Record Date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 25, 2019

This Proxy Statement and our 2018 Annual Report to Stockholders are available at

http://www.proxyvote.com/

DIRECTIONS TO THE ANNUAL MEETING

Directions to the Annual Meeting are available by calling (425) 783-3616, extension 429.

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

➊	To elect Gino Dellomo and Michael Lunsford as Class II Directors to serve until the 2022 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

➋	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

➌	To approve the Funko, Inc. 2019 Incentive Award Plan; and

➍	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board of Directors, (the “Board”), recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

➊	FOR the election of Gino Dellomo and Michael Lunsford as Class II Directors;

➋	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

➌	FOR the approval of the Funko, Inc. 2019 Incentive Award Plan.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because Funko’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Funko is making this proxy statement and its 2018 Annual Report available to its stockholders electronically via the Internet. On or about May 2, 2019, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2018 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2018 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers about the 2019 Annual Meeting of Stockholders

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 29, 2019. You are entitled to vote at the Annual Meeting only if you are a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each share of our Class A common stock and Class B common stock entitles its holders to one vote per share on all matters presented to our stockholders. At the close of business on April 22, 2019, there were 29,836,957 shares of Class A common stock and 18,993,573 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting, representing 61.1% and 38.9% combined voting power of our Common Stock, respectively.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your bank or brokerage firm.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE 2019 ANNUAL MEETING OF STOCKHOLDERS?

You may attend the Annual Meeting only if you are a Funko stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. If you plan to attend the Annual Meeting, you must RSVP by calling (425) 783-3616, extension 429 no later than 5:00 p.m. Pacific Time on June 21, 2019 to have your name placed on the attendance list. In order to be admitted into the Annual Meeting, your name must appear on the attendance list and you must present government-issued photo identification (such as a driver’s license). If your bank or broker holds your shares in street name, you will also be required to present proof of beneficial ownership of our Common Stock on the Record Date, such as the Internet Notice you received from your bank or broker, or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our Common Stock at the close of business on the Record Date.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.

Questions and Answers about the 2019 Annual Meeting of Stockholders

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 24, 2019.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Secretary of Funko prior to or at the Annual Meeting; or

•	by voting in person at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Questions and Answers about the 2019 Annual Meeting of Stockholders

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present in person or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval of the Funko, Inc. 2019 Incentive Award Plan	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present in person or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have the same effect as a vote against the ratification of the appointment of Ernst & Young LLP and the approval of the Funko, Inc. 2019 Incentive Award Plan.

Questions and Answers about the 2019 Annual Meeting of Stockholders

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval of the Funko, Inc. 2019 Incentive Award Plan. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2019 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSALS TO BE VOTED ON

PROPOSAL 1: Election of Directors

At the Annual Meeting, two (2) Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2022 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

We currently have seven (7) directors on our Board. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term will expire at the 2021 Annual Meeting of Stockholders; Class II, whose term currently expires at the 2019 Annual Meeting of Stockholders and whose subsequent term will expire at the 2022 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2020 Annual Meeting of Stockholders. The current Class I Directors are Charles Denson, Adam Kriger and Brian Mariotti; the current Class II Directors are Gino Dellomo and Michael Lunsford; and the current Class III Directors are Ken Brotman and Diane Irvine.

In connection with the IPO of our Class A common stock in November 2017, we entered into a Stockholders Agreement with ACON, Fundamental, and Brian Mariotti, our Chief Executive Officer and Director (the “Stockholders Agreement”). Under the Stockholders Agreement, ACON has designated Messrs. Kriger, Brotman and Dellomo and Mr. Mariotti has been designated by virtue of his role as Chief Executive Officer, to be nominees for the applicable elections to our Board. As of October 1, 2018, Fundamental no longer has a director designation right under the Stockholders Agreement. As a result of the Stockholders Agreement and the aggregate voting power of the parties to the agreement, we expect that the parties to the agreement acting in conjunction will control the election of directors at Funko. For more information, see “Corporate Governance—Stockholders Agreement”.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Class II Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the below Class II Director nominees.

Proposal 1: Election of Directors

CLASS II DIRECTOR NOMINEES (TERMS TO EXPIRE AT THE 2022 ANNUAL MEETING)

The current members of the Board who are also nominees for election to the Board as Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with Funko
Gino Dellomo	40	2017	Director
Michael Lunsford	51	2018	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director nominee are as follows:

Gino Dellomo	Age 40

Gino Dellomo has served on the Board of Directors of Funko, Inc. since its formation in April 2017, and on the board of directors of FAH, LLC since October 2015. Mr. Dellomo is a Director at ACON Investments L.L.C. (“ACON Investments”), which he joined in October 2006. Since October 2006, he has also served on the board of directors of various ACON Investments portfolio companies. Between 2001 and 2006, Mr. Dellomo held various positions at various investment banks, including Deutsche Bank Securities, Inc., FBR Capital Markets & Co. and MCG Capital Corp. Mr. Dellomo received a B.S. in Finance from Georgetown University. We believe Mr. Dellomo’s private equity investment and company oversight experience and background with respect to acquisitions, debt financings and equity financings makes him well-qualified to serve as a member of our Board of Directors.

Michael Lunsford	Age 51

Michael Lunsford has served on the board of directors of Funko, Inc. since October 2018. Mr. Lunsford has served as an advisor to McClatchy, Inc. since November 2017. Mr. Lunsford previously served as the Chief Executive Officer of SK Planet, Inc., an internet platform development company, from September 2014 until August 2018 and as interim Chief Executive Officer of shopkick, Inc., an e-commerce business, in 2016. From January 2008 to May 2013, Mr. Lunsford held various management roles with RealNetworks, Inc., a provider of internet streaming media delivery software and services, including interim Chief Executive Officer and Executive Vice President and General Manager of RealNetworks’ Core Business and Chief Executive Officer of Rhapsody. Mr. Lunsford also served on the board of directors of shopkick, Inc. from 2013 to 2018, and on the boards of directors of various portfolio companies owned by SK Planet, Inc. from 2013 to 2018. Since 2014, Mr. Lunsford has served on the board of directors of the University of North Carolina Board of Visitors and IslandWood. Mr. Lunsford received an M.B.A. and a B.A. in Economics from The University of North Carolina. We believe Mr. Lunsford’s broad management, retail and e-commerce experience make him well-qualified to serve on our board of directors.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2021 ANNUAL MEETING)

The current members of the Board who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with Funko
Charles Denson	62	2017	Director
Adam Kriger	52	2017	Director
Brian Mariotti	51	2017	Chief Executive Officer, Director

Proposal 1: Election of Directors

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Charles Denson	Age 62

Charles Denson has served on the Board of Directors of Funko, Inc. since its formation in April 2017, and on the board of directors of FAH, LLC since June 2016. Mr. Denson has served as the President and Chief Executive Officer of Anini Vista Advisors, an advisory and consulting firm, since March 2014. From February 1979 until January 2014, Mr. Denson held various positions at NIKE, Inc., where he was appointed to several management roles, including, in 2001, President of the NIKE Brand, a position he held until January 2014. Mr. Denson also serves on the board of directors of the Naismith Memorial Basketball Hall of Fame, Inc. Mr. Denson serves on the board of directors of several privately held organizations. Mr. Denson received a B.A. in Business from Utah State University. We believe Mr. Denson’s extensive experience in brand building, brand management and organizational leadership in the public company context makes him well-qualified to serve on our Board of Directors.

Adam Kriger	Age 52

Adam Kriger has served on the Board of Directors of Funko, Inc. since its formation in April 2017, and on the board of directors of FAH, LLC since June 2016. Mr. Kriger is an Executive Partner at ACON Investments L.L.C., which he joined in August 2017. Before that, Mr. Kriger served as the Senior Vice President of Global Strategy for McDonald’s Corporation from December 2001 until March 2015. He also previously served as the Senior Vice President of Global Strategy for Starwood Hotels & Resorts Worldwide from 1998 until 1999, and as the Vice President of Strategy and Development for The Walt Disney Company from 1988 until 1990, and then again from 1992 until 1998. Mr. Kriger serves on the boards of several non-profit organizations and private companies. Mr. Kriger received an M.B.A. from Harvard Business School and a B.A. in Quantitative Economics from Stanford University. We believe Mr. Kriger’s extensive strategic, risk management and organizational leadership experience in the public company context make him well-qualified to serve on our Board of Directors.

Brian Mariotti	Age 51

Brian Mariotti has served as Funko, Inc.’s Chief Executive Officer and as a member of Funko, Inc.’s Board of Directors since its formation in April 2017, as the Chief Executive Officer of FAH, LLC and as a member of FAH, LLC’s board of directors since October 2015, and as Chief Executive Officer of FHL and as a member of FHL’s board of directors since May 2013. Mr. Mariotti has also served as Chief Executive Officer of Funko, LLC since he acquired the business with a small group of investors in 2005. We believe Mr. Mariotti’s knowledge of the pop culture industry and many years of experience as our Chief Executive Officer make him well-qualified to serve as a member of our Board of Directors.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2020 ANNUAL MEETING)

The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with Funko
Ken Brotman	53	2017	Chairman of the Board
Diane Irvine	60	2017	Director

Proposal 1: Election of Directors

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Ken Brotman	Age 53

Ken Brotman has served on the Board of Directors of Funko, Inc. since its formation in April 2017, and on the board of directors of FAH, LLC since October 2015. Mr. Brotman is a Founder and Managing Partner at ACON Investments, which he co-founded in 1996. Before that, Mr. Brotman was a partner at Veritas Capital, Inc. from 1993 until 1996, and, between 1987 and 1993, held positions at various private equity firms including Bain Capital and Wasserstein Perella Management Partners. Mr. Brotman has served on the board of directors of various ACON Investments portfolio companies since 1997 including several in the retail and consumer products sectors. Mr. Brotman received an M.B.A. from Harvard Business School and a B.S. in Economics from The Wharton School of the University of Pennsylvania. We believe Mr. Brotman’s extensive private equity investment and company strategy and oversight experience and background with respect to acquisitions, debt financings and equity financings makes him well-qualified to serve as a member and as the chairman of our Board of Directors.

Diane Irvine	Age 60

Diane Irvine has served on the Board of Directors of Funko, Inc. and the board of directors of FAH, LLC since August 2017. Ms. Irvine previously served as Chief Executive Officer of Blue Nile, Inc., an online retailer of diamonds and fine jewelry, from February 2008 until November 2011, as President from February 2007 until November 2011, and as Chief Financial Officer from December 1999 until September 2007. From February 1994 until May 1999, Ms. Irvine served as Vice President and Chief Financial Officer of Plum Creek Timber Company, Inc., and from September 1981 until February 1994, she worked at accounting firm Coopers & Lybrand LLP in various capacities, most recently as partner. Ms. Irvine currently serves on the boards of directors of Yelp Inc. (on whose board she has served since September 2011) and D.A. Davidson & Co. (on whose board she has served since January 2018), and previously served on the boards of directors of XO Group Inc. from November 2014 until December 2018, Rightside Group Ltd. from August 2014 until July 2017, CafePress, Inc. from July 2012 until May 2015, and Blue Nile, Inc. from May 2001 until November 2011. Ms. Irvine received an M.S. in Taxation and a Doctor of Humane Letters from Golden Gate University, and a B.S. in Accounting from Illinois State University. We believe Ms. Irvine’s extensive leadership experience as a Chief Financial Officer and Chief Executive Officer at Blue Nile, Inc., her financial expertise, and her experience as a director of several public companies make her well-qualified to serve as a member of our Board of Directors. Ms. Irvine also contributes to the gender diversity of our Board of Directors.

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2018. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting, will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions from stockholders.

In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2020. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of Funko.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present in person or by proxy and entitled to vote thereon. Abstentions will have the same effect as votes against the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed Funko’s audited financial statements for the fiscal year ended December 31, 2018 and has discussed these financial statements with management and Funko’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, Funko’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

Funko’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and Funko, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Funko.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Funko’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Diane Irvine (Chair)

Charles Denson

Michael Lunsford

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	Fiscal 2018	Fiscal 2017
Audit Fees	$1,365,529	$1,993,161
Audit-Related Fees	12,600	86,825
Tax Fees	139,500	419,359
All Other Fees	1,980	1,995

Total Fees	$1,519,609	$2,501,340

AUDIT FEES

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements, including, in 2017, fees billed in connection with our IPO.

AUDIT-RELATED FEES

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” Included in the 2017 audit-related fees are fees billed in connection with acquisition related due diligence.

TAX FEES

Tax fees comprise fees for a variety of permissible services relating to international tax compliance, tax planning, and tax advice.

ALL OTHER FEES

Other fees included annual fees related to a research subscription tool in 2018 and 2017.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval by the Audit Committee, it requires specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved fee levels or budgeted amounts also require specific pre-approval. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit

Independent Registered Public Accounting Firm Fees and Other Matters

Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves any services (and related fee levels or budgeted amounts) that may be provided by Ernst & Young LLP without first obtaining specific preapproval from the Audit Committee or the Chair of the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. All services to the Company provided by Ernst & Young LLP in each of 2018 and 2017 were approved in accordance with the Pre-Approval Policy.

PROPOSAL 3: Approval of the Funko, Inc. 2019 Incentive Award Plan

We are asking you to approve the Funko, Inc. 2019 Incentive Award Plan (the “2019 Plan”). On the recommendation of our Compensation Committee, our Board has approved the 2019 Plan and recommends approval by our stockholders. The 2019 Plan supplements our existing 2015 Option Plan and 2017 Plan, which were implemented prior to our initial public offering, and which will remain in effect in accordance with their terms.

The Board considers equity compensation to be an important component of our pay-for-performance philosophy and an important tool for attracting, motivating and retaining employees, directors and consultants in the markets in which we compete for talent. A total of 5,518,518 shares of our common stock were originally available for issuance pursuant to awards granted under our 2017 Plan. As of April 22, 2019, a total of 4,486,675 shares were subject to outstanding awards under the 2017 Plan and 842,643 shares were available for future awards (assuming all shares were issued under outstanding awards). Our 2015 Option Plan provides for options to purchase Common Units in FAH, LLC, rather than awards to purchase shares of our common stock

An initial pool of 3,000,000 shares of our common stock will be authorized for issuance under our 2019 Plan, and this amount will be subject to increase each year during the term of the 2019 Plan as described in the “Limitation on Awards and Shares Available” section, below. The 2019 Plan will remain in place through the tenth anniversary of adoption of the 2019 Plan by our Board. The Compensation Committee and the Board considered that the shares of our common stock available under the 2017 Plan may not be sufficient to cover future equity awards in the near term. The 2019 Plan is intended to provide us with the continuing ability to grant equity awards to our eligible employees, directors and consultants for the ten-year term of the 2019 Plan.

Stockholder approval of the 2019 Plan is necessary in order for Funko to (1) meet the Nasdaq stockholder approval requirements, and (2) be permitted to grant incentive stock options (“ISOs”) under the 2019 Plan. Shares of our common stock issued under the 2019 Plan may consist of authorized but unissued shares, treasury shares or shares purchased on the open market. As of April 22, 2019, the closing price of our common stock as reported on the Nasdaq was $18.54 per share.

The principal features of the 2019 Plan are summarized below. The entire text of the 2019 Plan is set forth on Exhibit A.

Highlights of the 2019 Plan

The 2019 Plan allows Funko to grant cash and equity-based incentive awards to employees, consultants and directors of Funko and any of its parents and subsidiaries as incentives and rewards for superior performance. Some of the key features of the 2019 Plan that reflect Funko’s commitment to effective management of incentive compensation are as follows:

•

No Repricing or Replacement of Options or SARs. The 2019 Plan prohibits, without stockholder approval: (i) the amendment of options or stock appreciation rights (“SARs”) to reduce the exercise price, and (ii) the replacement of an option or SAR with cash or any other award when the price per share of the option or SAR, as applicable, exceeds the fair market value of the underlying shares.

•

No In-the-Money Options. The 2019 Plan prohibits the grant of options or SARs with an exercise or base price less than the fair market value of a share of Funko common stock on the date of grant (generally the closing sales price of a share of Funko common stock on such date).

Proposal 3: Approval of the Funko, Inc. 2019 Incentive Award Plan

•

Independent Administration. The Compensation Committee of the Board, which consists of only independent directors, will be responsible for the general administration of the 2019 Plan with respect to awards granted to employees and consultants. Our full Board will administer the 2019 Plan with respect to awards made to non-employee directors.

•

Section 162(m). The performance-based compensation provisions in our 2019 Plan have generally been streamlined as compared to those in our 2017 Plan in a manner that is intended to appropriately address changes made to Section 162(m) of the Code under the U.S. tax reform law that went into effect following the adoption of our 2017 Plan.

Administration

The 2019 Plan will generally be administered by the Compensation Committee. However, the Compensation Committee may delegate to a committee of one or more members of the Board or one or more of Funko’s officers the authority to grant or amend awards to participants other than Funko’s senior executives who are subject to Section 16 of the Exchange Act. Unless otherwise determined by the Board, the Compensation Committee shall consist of one or more directors and/or officers of the Company appointed by and holding office at the pleasure of our Board, each of whom is a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “independent director” under the rules of the Nasdaq (or other principal securities market on which shares of Funko common stock are traded), to the extent required by Rule 16b-3 and applicable law. In addition, the full Board will administer the 2019 Plan with respect to awards made to non-employee directors. The Compensation Committee and the Board, as applicable, are sometimes referred to herein as the “Administrator.”

Eligibility

Persons eligible to participate in the 2019 Plan include all non-employee members of the Board, consisting of six directors following the 2019 Annual Meeting of Stockholders and approximately 702 employees of Funko and its parents and subsidiaries, as determined by the Administrator.

Limitation on Awards and Shares Available

The maximum number of shares of Funko common stock available for issuance under the 2019 Plan is equal to the sum of (i) 3,000,000, and (ii) an annual increase on the first day of each year beginning in 2020 and ending in and including 2029, equal to the lesser of (A) 2% of the outstanding shares on the last day of the immediately preceding fiscal year and (B) such lesser amount as determined by our Board, provided, however, no more than 3,000,000 shares may be issued upon the exercise of ISOs. The shares may be authorized but unissued shares, treasury shares or shares purchased in the open market.

If any shares subject to an award under the 2019 Plan are forfeited or expire or an award under the 2019 Plan is settled for cash, then any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2019 Plan. However, any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award, shares subject to a SAR, that are not issued in connection with the stock settlement of the SAR or its exercise, and any shares purchased on the open market with the cash proceeds from the exercise of options, under the 2019 Plan, may not be used again for new grants.

Awards granted under the 2019 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock (“Substitute Awards”) will not reduce the shares authorized for grant under the 2019 Plan.

Proposal 3: Approval of the Funko, Inc. 2019 Incentive Award Plan

The maximum grant date fair value of awards granted to any non-employee director pursuant to the 2019 Plan during any calendar year is $600,000.

Awards

The 2019 Plan provides for the grant of stock options, including ISOs, and nonqualified stock options (“NSOs”), restricted stock, dividend equivalents, stock payments, restricted stock units, or RSUs, other incentive awards, SARs, and cash awards. No determination has been made as to the types or amounts of awards that will be granted to certain individuals pursuant to the 2019 Plan. Certain awards under the 2019 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2019 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of Funko common stock, but the Administrator may provide for cash settlement of any award. A brief description of each award type follows.

Stock Options and SARs. Stock options provide for the purchase of shares of Funko common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of all stock options and SARs (other than with respect to certain substitute SARs granted in connection with a corporate transaction) granted pursuant to the 2019 Plan will not be less than 100% of the fair market value of Funko common stock on the date of grant. Stock options and SARs may be exercised as determined by the Administrator, but in no event may have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of Funko stock, however, shall have an exercise price that is not less than 110% of the fair market value of Funko common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000.

Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of Funko common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of Funko common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the Administrator permits such a deferral.

Other Incentive Awards. Stock payments are awards of fully vested shares of Funko common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of Funko common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of Funko common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Administrator.

Proposal 3: Approval of the Funko, Inc. 2019 Incentive Award Plan

Vesting

Vesting conditions determined by the Administrator may apply to each award and may include continued service, performance and/or other conditions. Unless determined otherwise by the Company, in the event that on the last business day of the term of an option or SAR (other than an ISO) (a) the exercise of the option or SAR is prohibited by applicable law, as determined by the Company, or (b) shares may not be purchased or sold by the applicable participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by Funko, the term of the option or SAR shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable option or SAR.

Certain Transactions

The Administrator has broad discretion to take action under the 2019 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting Funko common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to the 2019 Plan and outstanding awards. In the event of a change in control of the Company (as defined in the 2019 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction. Upon or in anticipation of a change in control, the Administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the Administrator in its sole discretion. In the event a participant’s service is terminated upon or within the 12-month period following a change in control, the outstanding equity awards held by such participant will immediately and fully vest and become exercisable, as applicable. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Except as otherwise determined by the Administrator, in the event a participant’s service is terminated during the applicable restriction period and such participant holds an award of restricted stock, then (i) if such participant paid no price for the restricted stock award, the unvested portion of such restricted stock award shall be forfeited and cancelled for no consideration on the participant’s date of termination, or (ii) if such participant paid a price for the restricted stock award, then Funko will have the right to repurchase the unvested portion of such restricted stock award at a cash price per share equal to the price paid by the participant for such restricted stock award or such other amount as may be specified in the applicable award agreement or restricted stock program adopted by the Administrator.

Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments

The Administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2019 Plan are generally non-transferable prior to vesting, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2019 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Proposal 3: Approval of the Funko, Inc. 2019 Incentive Award Plan

Plan Amendment and Termination

Our board of directors may amend or terminate the 2019 Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2019 Plan, “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. No award may be granted pursuant to the 2019 Plan after the tenth anniversary of the date on which our board of directors adopts the 2019 Plan.

Federal Income Tax Consequences

This discussion regarding federal tax consequences is intended for the general information of our shareholders, not participants in the 2019 Plan. State and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the 2019 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain awards under the 2019 Plan may be considered “nonqualified deferred compensation” subject to Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A of the Code or is not operated in accordance with those requirements, all amounts deferred under the nonqualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A of the Code, the amount will be subject to income tax at regular income tax rates plus an additional 20 percent tax, as well as potential premium interest tax.

Stock Options. With respect to nonqualified stock options, Funko is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of Funko common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the tax consequences described for nonqualified stock options will apply.

SARs. An awardee of SARs realizes no taxable income at the time of receipt of a SAR. Upon exercise, the fair market value of the shares (or cash in lieu of shares) received is taxable as ordinary income in the year of the SAR’s exercise. We are entitled to a deduction for compensation paid in the same amount that the awardee realizes as ordinary income.

Proposal 3: Approval of the Funko, Inc. 2019 Incentive Award Plan

Restricted Stock. Unless an election is made under Section 83(b) of the Code, an awardee of restricted stock does not have taxable income upon receipt of restricted stock and we are not entitled to a deduction upon issuance. However, when the restrictions lapse such that the shares are no longer subject to forfeiture or, if applicable, repurchase by us, the recipient realizes ordinary income and we are entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price thereof. If an election is made under Section 83(b), the awardee realizes ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price thereof and we are entitled to a deduction in the same amount.

RSUs. An awardee of RSUs does not realize taxable income until he or she receives shares or cash pursuant to the award, at which time the awardee realizes ordinary income equal to the full fair market value of the shares delivered or the amount of cash paid. At that time, we are allowed a corresponding tax deduction equal to the compensation taxable to the recipient, subject to any other Code restrictions.

Stock Payments. An awardee of a stock payment in lieu of a cash payment that would otherwise have been made is taxed as if the cash payment has been received, and we have a deduction in the same amount.

Dividend Equivalents. An awardee of dividend equivalents does not realize taxable income at the time of grant, and we are not entitled to a deduction at that time. When a dividend equivalent is paid, the awardee recognizes ordinary income and we are entitled to a corresponding deduction.

New Plan Benefits

It is not possible at this time to determine the benefits or amounts of awards that will be made in the future under the 2019 Plan.

Interest of Certain Persons in the 2019 Plan

Stockholders should understand that Funko’s executive officers and non-employee directors may be considered to have an interest in the approval of the 2019 Plan because they may in the future receive awards under it. Nevertheless, our board of directors believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors by implementing the 2019 Plan.

Equity Compensation Plan Information

The following table provides information for the year ended December 31, 2018 regarding compensation plans under which our equity securities were authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders					2,056,755	(3)
Options	2,340,229	(1)	$12.80	(2)
Restricted Stock Units	1,673,885	(1)
Equity compensation plans not approved by stockholders	—		—		—

Total	4,014,114		$12.80		2,056,755

Proposal 3: Approval of the Funko, Inc. 2019 Incentive Award Plan

(1)

Consists of 1,787,878 options to purchase shares of our common stock and 1,673,885 restricted stock units granted under the 2017 Plan, and 552,351 options to purchase Common Units in FAH, LLC granted under the 2015 Option Plan.

(2)	The restricted stock units do not have an exercise price.
(3)	Consists of the remaining shares available for issuance under the 2017 Plan and the remaining Class A Units reserved for issuance under the 2015 Option Plan.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present in person or by proxy and entitled to vote thereon. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Approval of the Funko, Inc. 2019 Incentive Award Plan.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Brian Mariotti[1]	51	Chief Executive Officer and Director
Russell Nickel[2]	44	Chief Financial Officer
Andrew Perlmutter[3]	42	President
Tracy Daw[4]	53	Senior Vice President, General Counsel and Secretary

[1]	See page 9 of this proxy statement for Brian Mariotti’s biography.
[2]

Russell Nickel has served as Funko, Inc.’s Chief Financial Officer since its formation in April 2017, and as the Chief Financial Officer and Secretary of FAH, LLC since October 2013. Mr. Nickel was Vice President of Finance at ClipCard, a data services company, from May 2013 until October 2013, and the Institute for Corporate Productivity (i4cp) from 2011 until 2013, where he was responsible for all finance, accounting, and legal matters. Before joining i4cp, Mr. Nickel held various senior finance and accounting positions in other companies and also worked in public accounting, including as an Audit Manager at KPMG, LLP. Mr. Nickel received a B.A. in Accounting from the University of Washington. On April 15, 2019, Mr. Nickel notified us of his intention to resign as our Chief Financial Officer effective as of the earlier of December 31, 2019 or the date on which his successor commences employment with us.

[3]

Andrew Perlmutter has served as the President of Funko, Inc. and FAH, LLC since October 2017. Mr. Perlmutter was the Senior Vice President of Sales of FAH, LLC from June 2013 until October 2017. Prior to that, he was a co-founder of Bottle Rocket Collective, a board and travel games company, where he oversaw product manufacturing and sales from December 2012 until December 2013. Prior to that, he was a National Account Manager at The Wilko Group from August 2001 until December 2012, where he managed sales to a variety of major mass-market, specialty and online retailers. Mr. Perlmutter received a B.A. in Interpersonal Communications from Southern Illinois University.

[4]

Tracy Daw has served as Funko, Inc.’s Senior Vice President, General Counsel and Secretary since its formation in April 2017, and as the Senior Vice President and General Counsel of FAH, LLC since July 2016. Mr. Daw served as the General Counsel of INRIX, Inc., a technology and data services company, from April 2012 until July 2016, where he was responsible for global legal affairs, with emphasis on corporate and intellectual property matters. He also previously served in various roles at RealNetworks, Inc. from February 2000 until April 2012, including as Senior Vice President, Chief Legal Officer and Corporate Secretary, where he managed the company’s global legal affairs and corporate development efforts. From 1990 to 2000, Mr. Daw was a member of the law firm of Sidley Austin LLP, where he was a partner. Mr. Daw received a J.D. from the University of Michigan Law School and a B.S. in Industrial and Labor Relations from Cornell University.

Corporate Governance

GENERAL

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of Funko. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Governance” section of the “Investor Relations” page of our website located at www.funko.com, or by writing to our Secretary at our offices at 2802 Wetmore Avenue, Everett, Washington 98201.

BOARD COMPOSITION

Our Board currently consists of seven (7) members: Ken Brotman, Gino Dellomo, Charles Denson, Diane Irvine, Michael Lunsford, Adam Kriger and Brian Mariotti. Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause, at a meeting called for that purpose.

STOCKHOLDERS AGREEMENT

In connection with our IPO in November 2017, we entered into the Stockholders Agreement with ACON, Fundamental and Brian Mariotti, our Chief Executive Officer and Director.

Pursuant to the Stockholders Agreement, ACON is entitled to designate up to three directors, apportioned among the classes, for as long as ACON beneficially owns, in the aggregate, 35% or more of our Class A common stock; two directors for so long as ACON beneficially owns, in the aggregate, less than 35% but 25% or more of our Class A common stock; and one director for so long as ACON beneficially owns, in the aggregate, less than 25% but at least 15% of our Class A common stock (assuming in each such case that all outstanding common units in FAH, LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) (the “ACON director nominees”). As of October 1, 2018, Fundamental no longer has a director designation right under the Stockholders Agreement.

In addition, ACON, Fundamental and Brian Mariotti have agreed to vote all of their outstanding shares of our Common Stock so as to cause the election of the ACON director nominees and Mr. Mariotti, for as long as he is our CEO.

DIRECTOR INDEPENDENCE

Our Board of Directors has affirmatively determined that Ken Brotman, Gino Dellomo, Charles Denson, Diane Irvine, Michael Lunsford and Adam Kriger are each an “independent director,” as defined under the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). In evaluating and determining the independence of the directors, the Board considered that Funko may have certain relationships with its directors. Specifically, the Board of Directors considered that Mr. Brotman, Mr. Dellomo and Mr. Kriger are employees of ACON

Corporate Governance

Investments, affiliates of which own approximately 48.0% of our combined voting power as of April 22, 2019. However, the Board determined that this relationship does not impair the independence of Mr. Brotman, Mr. Dellomo and Mr.  Kriger under the Nasdaq Rules.

CONTROLLED COMPANY EXEMPTION

Pursuant to the terms of the Stockholders Agreement, ACON, Fundamental and Brian Mariotti, in the aggregate, have more than 50% of the voting power for the election of directors, and, as a result, we are considered a “controlled company” for the purposes of the Nasdaq Rules. As such, we qualify for, and rely on, exemptions from certain corporate governance requirements. As a result, we are not subject to certain corporate governance requirements, including that a majority of our Board consists of “independent directors,” as defined under the Nasdaq Rules. In addition, we are not required to have a nominating and corporate governance committee or compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities or to conduct annual performance evaluations of the nominating and corporate governance and compensation committees. Accordingly, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Rules.

Currently, six out of seven of the directors on our Board are independent, and our Compensation Committee and Nominating and Corporate Governance Committee each consist entirely of independent directors. However, for so long as we remain a “controlled company,” we may avail ourselves of the exemptions available to “controlled companies” in the future.

If at any time we cease to be a “controlled company” under the Nasdaq Rules, our Board intends to take any action that may be necessary to comply with the Nasdaq Rules, subject to a permitted “phase-in” period.

DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be included in the Stockholders Agreement.

To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as director.

ACON designated Mr. Dellomo and a member of management recommended Mr. Lunsford for election to our Board as Class II director nominees at the Annual Meeting.

In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider (i) minimum individual qualifications, including a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments and (ii) all other factors it considers appropriate, which may include experience in

Corporate Governance

corporate management, experience as a board member of other public companies, relevant professional or academic experience, leadership skills, financial and accounting background, executive compensation background and whether the candidate has the time required to fully participate as a director of the Company. In addition, the board will consider whether there are potential conflicts of interest with a candidate’s other personal and professional pursuits. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Funko, Inc., 2802 Wetmore Avenue, Everett, Washington 98201. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM STOCKHOLDERS

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Secretary, 2802 Wetmore Avenue, Everett, Washington 98201. The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Board exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Currently, the roles are separated, with Mr. Brotman serving as Chairman of the Board and Mr. Mariotti serving as Chief Executive Officer. Our Board has determined that separating the roles of Chairman of the Board and Chief Executive Officer is best for our Company and its stockholders at this time because it allows Mr. Mariotti to focus on the day-to-day operation of our business and allows Mr. Brotman to focus on Board-related matters. However, our Board will continue to consider whether the positions of Chairman of the Board and Chief Executive Officer should be combined or separated at any given time as part of our succession planning process.

Our Corporate Governance Guidelines provide that, if the Company does not qualify as a “controlled company” under the Nasdaq rules and if our Chairman of the Board is also our Chief Executive Officer or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director, whose responsibilities would include presiding over all meetings of the Board at which the Chairman is not present, including any executive sessions of the independent directors; approving meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board, as appropriate. We currently do not have a lead director as our Chairman qualifies as an independent director and we qualify as a controlled company under the Nasdaq rules.

Corporate Governance

Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Audit Committee is responsible for overseeing our risk management process. Our Audit Committee focuses on our general risk management policies and strategy, the most significant risks facing us, including cybersecurity, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of the code is available on our website at www.funko.com in the “Governance” section of the “Investor Relations” page. We expect that any amendments to the code, or any waivers of its requirements, that are required to be disclosed by SEC or Nasdaq rules will be disclosed on our website.

ANTI-HEDGING POLICY

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from engaging in all hedging or monetization transactions, such as zero-cost collars and forward sale contracts.

EXECUTIVE SESSIONS

The independent members of the Board meet in regularly scheduled executive sessions. Such meetings are presided over by a director selected on a meeting-by-meeting basis by a majority of the independent directors present.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were four meetings of the Board during the fiscal year ended December 31, 2018. During the fiscal year ended December 31, 2018, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which is available on our website at www.funko.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All of our then-current directors attended our 2018 Annual Meeting.

Committees of the Board

Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Ken Brotman		X	Chair
Gino Dellomo			X
Charles Denson	X	Chair
Diane Irvine	Chair	X
Michael Lunsford	X
Adam Kriger			X

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include, but are not limited to:

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related person transactions; and

•

establishing procedures for the confidential anonymous submission of complaints regarding questionable accounting, internal controls or auditing matters, and for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.

The Audit Committee charter is available on our website at www.funko.com. The members of the Audit Committee are Charles Denson, Diane Irvine and Michael Lunsford, with Ms. Irvine serving as Chair. Our Board has affirmatively determined that each of Mr. Denson, Ms. Irvine and Mr. Lunsford meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq Rules, including those related to Audit Committee membership.

The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq Rules. In addition, our Board has determined that Ms. Irvine qualifies as an “audit committee financial expert,”

Committees of the Board

as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq Rules requirement that the Audit Committee have a financially sophisticated member.

The Audit Committee met eight times during the fiscal year ended December 31, 2018.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for, among other matters:

•	reviewing and approving, or recommending that the board of directors approve, the compensation of our Chief Executive Officer and other executive officers;

•	reviewing and making recommendations to the board of directors regarding director compensation; and

•	reviewing and approving incentive compensation and equity-based plans and arrangements and making grants of cash-based and equity-based awards under such plans.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at www.funko.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2018, the Compensation Committee engaged Semler Brossy Consulting Group (“Semler Brossy”), a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executives and non-employee directors. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Semler Brossy comparing our compensation to that of a group of peer companies within our industry and met with Semler Brossy to discuss our executive and non-employee director compensation and to receive input and advice. Semler Brossy reports directly to the Compensation Committee. The Compensation Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of the Company to meet with the Compensation Committee or any advisers engaged by the Compensation Committee. In addition to the foregoing and other authority expressly delegated to the Compensation Committee in the charter, the Compensation Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Compensation Committee, the Company’s Amended and Restated Bylaws and applicable Nasdaq Rules. See “Executive Compensation—Narrative to Summary Compensation Table” and “Director Compensation” below for more information on our processes and procedures for determining executive and director compensation.

The members of our Compensation Committee are Ken Brotman, Charles Denson, and Diane Irvine, with Mr. Denson serving as Chair. Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Section 16b-3 of the Exchange Act. As a controlled company, we rely upon the exemption from the Nasdaq requirement that we have a compensation committee composed entirely of independent directors.

The Compensation Committee met six times during the fiscal year ended December 31, 2018.

Committees of the Board

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for, among other matters:

•

identifying individuals qualified to become members of our board of directors, consistent with criteria set forth in our corporate governance guidelines and in accordance with the terms of the Stockholders Agreement;

•	annually reviewing the committee structure of the board of directors and recommending to the board of the directors the directors to serve as members of each committee; and

•	developing and recommending to our board of directors a set of corporate governance guidelines.

The Nominating and Corporate Governance Committee charter is available on our website at www.funko.com. Our Nominating and Corporate Governance Committee consists of Ken Brotman, Gino Dellomo and Adam Kriger, with Mr. Brotman serving as Chair. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee met one time during the fiscal year ended December 31, 2018.

Executive Compensation

This section discusses the material components of the executive compensation program for our executive officers who are named in the “—Summary Compensation Table” below. In 2018, our “named executive officers” and their positions were as follows:

•	Brian Mariotti, Chief Executive Officer;

•	Andrew Perlmutter, President; and

•	Russell Nickel, Chief Financial Officer.

During 2017, Mr. Perlmutter initially served as our Senior Vice President of Sales. He was promoted to President in October 2017.

This discussion describes our historical executive compensation program for our named executive officers as of the end of 2018.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1), (6) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (5) ($)	Total ($)
Brian Mariotti	2016	600,000	—	—	—	892,985	24,721	1,517,706

Chief Executive Officer	2017	899,658	1,000,000 (3)	—	—		33,652	1,933,310

	2018	1,000,000	—	11,679,258	2,104,668	1,590,000	21,688	16,395,614

Andrew Perlmutter	2017	274,077	—	—	495,690	1,808,124 (4)	370,184	2,948,075

President	2018	500,000	—	8,474,295	1,052,367	795,000	22,659	10,844,321

Russell Nickel	2016	266,667	—	—	—	81,250	169,411	517,328

Chief Financial Officer	2017	354,069	93,500 (3)	—	—	—	270,010	717,579

	2018	373,300	—	523,378	100,940	158,279	22,659	1,178,556

(1)

Amounts reflect the full grant-date fair value of profits interests, in the form of common units granted during 2016 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Upon our initial public offering, the profits interests were converted into Common Units in FAH, LLC (the “Common Units”), but remained subject to vesting. We provide information regarding the assumptions used to calculate the value of all Common Unit grants made to executive officers in Note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(2)

Amounts reflect the grant-date Black-Scholes value of the stock options granted during 2018 and 2017, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For a discussion of the assumptions used to calculate the value of all option awards made to our named executive officers, see Note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and 2017.

(3)	Amount reflects discretionary bonuses paid to certain named executive officers in connection with their performance in 2018 and 2017.

Executive Compensation

(4)	Amount reflects certain sales commission payments paid to Mr. Perlmutter in 2017.
(5)

For each of our named executive officers, the 2018 amount includes matching contributions under our 401(k) plan ($11,000 for Mr. Mariotti, $14,462 for Mr. Perlmutter, and $9,483 for Mr. Nickel). For Messrs. Mariotti and Perlmutter, the amount also includes health and fitness fees for each of ($4,159). For Mr. Nickel, the amount also includes a country club membership and related fees ($7,464).

(6)

Amounts reflect the full grant-date value of the restricted stock units granted during 2018, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For a discussion of the assumptions used to calculate the value of the restricted stock units made to our named executive officers, see Note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding outstanding equity awards held each of our named executive officers for the year ended December 31, 2018.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Award		Common Units/ Restricted Stock
					Option Exercise Price ($)	Option Expiration Date	Number of Common Units/ Restricted That Have Not Vested (#)	Market Value of Common Units/ Restricted Stock That Have Not Vested (1) ($)

Brian Mariotti	12/21/2015	-	-	-	-	-	242,269 (3)	3,185,837
	6/27/2018	-	315,070	-	11.71	6/27/2028	34,660	455,779

	7/30/2018	-	-	-	-	-	666,670	8,766,711

Andrew Perlmutter	10/30/2015	166,529 (2)	-	-	0.05	05/31/2023	--	--

	12/21/2015	-	-	-	--	--	86,526 (3)	1,137,817

	11/01/2017	30,750 (4)	92,250	-	12.00	11/01/2027	--	--

	6/27/2018	-	157,540	-	11.71	6/27/2028	242,330	3,186,640

	7/30/2018	-	-	-		-	333,330	4,383,290

Russell Nickel	10/30/2015	87,927 (2)	-	-	0.05	10/20/2023	--	--

	12/21/2015	-	-	-	-	-	69,221 (3)	910,256

	6/27/2018	-	78,350	-	11.71	6/27/2028	8,620	113,353

(1)

Certain of our named executive officers received grants of profits interests in FAH, LLC prior to our initial public offering. In connection with our initial public offering, these profits interest grants were converted into Common Units but remain subject to vesting. There is no public market for the Common Units but since they may be exchanged for Common Stock, we have valued the Common Units based on the value of our Common Stock as of December 31, 2018.

(2)	Amount reflects options to purchase Common Units pursuant to the 2015 Option Plan.
(3)

Amount reflects Common Units that were granted to the executive in FAH, LLC. 75% of the units granted became vested on each of December 21, 2018, December 21, 2017 and December 21, 2016, respectively. The remaining 25% of the Common Units shall vest on the final anniversary of December 21, 2019.

(4)

Amount reflects options to purchase Class A common stock in the Company granted pursuant to the 2017 Plan. 25% of the award vested on the date of grant and the remaining 75% of the award shall vest ratably on the first three anniversaries of the date of grant.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Base Salaries

The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Executive Compensation

The below table reflects each named executive officer’s base salary as of the end of December 31, 2018:

Name	Salary ($)

Brian Mariotti	1,000,000

Andrew Perlmutter	500,000

Russell Nickel	373,300

Annual Bonuses

In addition to base salaries, our executive officers are eligible to receive annual performance-based cash bonuses. In connection with our initial public offering, we adopted the Funko, Inc. Executive Annual Incentive Plan, or the Executive Incentive Plan. The Executive Incentive Plan is an incentive bonus plan under which certain key executives, including our named executive officers, may be eligible to receive bonus payments generally based upon the attainment of pre-established performance goals. Notwithstanding the foregoing, we may pay bonuses to participants under the Executive Incentive Plan based upon such other terms and conditions as the administrator may in its discretion determine. In 2018, the board determined to pay each of Mr. Mariotti, Mr. Perlmutter, and Mr. Nickel a bonus under the Executive Incentive Plan. The actual annual cash bonuses awarded to the named executive officers for 2018 performance are set forth above in the Summary Compensation Table in the column entitled “Bonus.”

Equity Compensation

Common Units.     Prior to our initial public offering, certain of our employees were granted profits interest in FAH, LLC pursuant to the Amended FAH LLC Agreement. Upon our initial public offering, these profit interest grants were converted into Common Units in FAH, LLC, but remained subject to vesting. The common units generally vest annually over four years from the first anniversary of the applicable vesting date (December 21, 2015 for Mr. Mariotti, Mr. Perlmutter and Mr. Nickel), subject to the individual’s continued employment with us. Notwithstanding the foregoing, the Common Units accelerate and vest in full in the event (1) that ACON receives a multiple on invested capital (calculated on a cash-in, cash-out basis) over the term of its investment in FAH, LLC equal to or in excess of two times or (2) a “change in control” occurs (as such term is defined in the applicable common unit grant agreement).

Additionally, prior to our initial public offering, certain of our employees, including Mr. Mariotti and Mr. Nickel had been granted Home Run Units pursuant to the FAH LLC Agreement, or HR Units. The HR Units were fully vested at the time of grant. No HR Units were granted in 2017. Upon our initial public offering, the HR Units were converted into Common Units.

For additional information about all outstanding Common Units held by our named executive officers, please see the “Outstanding Equity Awards at Fiscal Year End” table above.

Options.    We sponsor the FAH, LLC 2015 Option Plan, or the 2015 Option Plan, pursuant to which certain of our employees, including Mr. Perlmutter and Mr. Nickel have been granted options to purchase Common Units in FAH, LLC. 555,867 Common Units are reserved for issuance under the 2015 Option Plan. As of December 31, 2018, options to purchase 552,351 Common Units were outstanding, with a weighted average exercise price of $0.41.

In connection with our initial public offering we adopted the 2017 Incentive Award Plan, or the 2017 Plan, pursuant to which we may grant cash and equity-based incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete. An aggregate of 5,518,518 shares of our Class A

Executive Compensation

common stock were initially reserved for issuance under awards granted pursuant to the 2017 Plan, which shares may be authorized but unissued shares, or shares purchased in the open market. As of December 31, 2018, options to purchase 939,098 shares of Common Stock were outstanding, with a weighted average exercise price of $13.54.

For additional information about all outstanding options held by our named executive officers, please see the “Outstanding Equity Awards at Fiscal Year End” table above.

Other Elements of Compensation

Retirement Plans.    We currently maintain the Funko 401(k) Plan, a defined contribution retirement and savings plan, for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) Plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) Plan. Currently, we match contributions made by participants in the 401(k) Plan up to 4% of the employee earnings, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) Plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Health/Welfare Plans.    All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	life insurance.

Perquisites.    We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

No Tax Gross-Ups.    We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Executive Compensation Arrangements

Brian Mariotti

Mr. Mariotti serves as our Chief Executive Officer pursuant to an employment agreement, dated as of October 30, 2015, or the Mariotti Employment Agreement. Pursuant to the Mariotti Employment Agreement, Mr. Mariotti receives an annual base salary (currently $1,000,000) and is eligible to participate in standard benefit plans. Mr. Mariotti is also eligible to receive an annual bonus payment with the amount of such annual bonus to be set by the board of directors each year. For 2016, Mr. Mariotti’s annual bonus was calculated as (1) an amount equal to 1% of “incremental EBITDA” plus (2) an amount equal to 2% of “incremental gross profit” (as each of the terms is defined in the Mariotti Employment Agreement). The Mariotti Employment Agreement also contains standard non-solicitation and confidentiality provisions. For 2017, Mr. Mariotti received a discretionary annual bonus that reflected his performance and achievements for 2017 calculated based on 100% of his base salary. For 2018, Mr. Mariotti received an annual bonus as per the Executive Incentive Plan that reflected his performance and achievements for 2018 calculated based on 150% of his base salary.

Executive Compensation

If Mr. Mariotti is terminated by us without “Cause” or by Mr. Mariotti for “Good Reason” (as such terms are defined below), then in addition to any accrued amounts and subject to Mr. Mariotti timely delivering an effective release of claims in our favor, Mr. Mariotti is entitled to receive (1) payment of COBRA premiums, if Mr. Mariotti timely elects and maintains COBRA coverage, to the same extent premiums for the same coverage would be paid by us had Mr. Mariotti remained employed, for a period of 12 months after the date of termination, (2) a pro-rata portion of his annual bonus payment for the fiscal year in which termination occurs, assuming achievement of any applicable performance objectives, paid in a lump sum within 60 days of Mr. Mariotti’s termination, and (3) 12 months of his base salary, paid in installments over 12 months in accordance with standard payroll practices.

Pursuant to the Mariotti Employment Agreement, we have the right to terminate Mr. Mariotti for “Cause” upon any of the following events: (1) Mr. Mariotti’s commission of any act or omission that involves theft, fraud, embezzlement, or a felony; (2) Mr. Mariotti’s conviction of, or the entry of a plea of guilty or nolo contendere to, a crime involving moral turpitude or other crime that FAH, LLC reasonably determines (a) may bring us into public disrepute or disgrace, or (b) may cause material injury to our customer relations, operations or business prospects; (3) Mr. Mariotti’s material abuse of alcohol or material use of controlled drugs (other than in accordance with a physician’s prescription) which is reasonably determined by FAH, LLC to have an adverse effect on us or our reputation; (4) Mr. Mariotti’s commission of any act or omission that constitutes financial or other material dishonesty against us or creates a conflict of interest with us; (5) a willful and intentional act by Mr. Mariotti that is, in our reasonable determination, materially injurious to us or our affiliates, financially or otherwise; (6) Mr. Mariotti’s breach of fiduciary duty to us; (7) Mr. Mariotti’s material breach of a written agreement between us; (8) Mr. Mariotti’s repeated dereliction of duty to us; or (9) Mr. Mariotti’s refusal or failure to follow the lawful directives of the FAH, LLC or its designees.

Mr. Mariotti may terminate his employment with us at any time with “Good Reason” upon the occurrence or existence of any of the following: (1) Mr. Mariotti’s duties or responsibilities are materially diminished or Mr. Mariotti is assigned duties that are demeaning or are otherwise materially inconsistent with the duties then currently performed by him; (2) Mr. Mariotti’s base compensation is materially reduced from the annual rate then currently in effect; or (3) without a corresponding relative reduction in all our employees’ benefits, Mr. Mariotti’s benefits are reduced materially in the aggregate from those then currently in effect. Mr. Mariotti must give us written notice of his intention to terminate for Good Reason within 90 days after the event triggering Good Reason and we have 15 days after receiving such written notice to remedy the situation, if possible.

Andrew Perlmutter and Russell Nickel

As of December 31, 2018, each of Messrs. Perlmutter and Nickel currently serve pursuant to an employment agreement, the material terms of which are summarized below, which we entered into in connection with our initial public offering. In April 2019, Mr. Nickel notified us of his resignation as Chief Financial Officer, effective as of the earlier of December 31, 2019 or the date on which his successor commences employment with the Company. Mr. Nickel’s employment with us will end on December 31, 2019. In connection with Mr. Nickel’s resignation, we entered into a transition and release of claims agreement with Mr. Nickel pursuant to which he is eligible, subject to his execution and non-revocation of a release of claims agreement, to receive certain severance benefits and in which he acknowledges his agreement to comply with certain restrictive covenants. In addition, as described below, in April 2019 Mr. Perlmutter’s employment agreement was amended to remove his right to receive an additional bonus otherwise provided for by his employment agreement.

Employment Term and Position

The term of employment of each of Messrs. Perlmutter, Nickel and Daw is three years from our initial public offering, subject to two automatic one-year extensions provided that neither party provides prior written notice of

Executive Compensation

non-extension of the then-current term. Pursuant to the employment agreements, Mr. Perlmutter serves as our President, Mr. Nickel serves as our Chief Financial Officer and Mr. Daw serves as our Senior Vice President, General Counsel and Secretary.

Base Salary, Annual Bonus

Pursuant to their employment agreements, Messrs. Perlmutter and Nickel are entitled to annual base salaries of $500,000 (currently $550,000) and $373,300 (currently $400,300), respectively. Additionally, the executives are eligible to receive annual performance-based cash bonuses upon the attainment of individual and company performance goals established by our board of directors or the compensation committee. The amount of the annual performance-based cash bonus that may be received by Messrs. Perlmutter and Nickel upon attainment of target performance for any fiscal year is 150% and 40% of base salary, respectively. The maximum amount of Mr. Perlmutter’s annual performance-based cash bonus is 150% of his base salary.

Furthermore, pursuant to Mr. Perlmutter’s employment agreement, he is eligible for an additional annual cash bonus subject to our performance. The target amount of such additional cash bonus is $1,000,000 and the maximum amount of such additional cash bonus is $1,250,000. He did not receive this bonus in 2017 or 2018 and in April 2019, Mr. Perlmutter’s employment agreement was amended to remove his right to receive such bonus.

Severance

Each employment agreement provides for severance upon a termination by us without cause or by Messrs. Perlmutter and Nickel for good reason, in each case, subject to the execution and non-revocation of a waiver and release of claims by the executive officer.

Upon a termination of employment by us without cause or by the executive officer for good reason, Messrs. Perlmutter and Nickel, as applicable, are entitled to severance consisting of either (a) continuation of base salary for up to 12 months, payable in 12 equal monthly installments and reimbursement of up to 12 months for the employer portion of premium payments for any COBRA coverage such executive officer elects, if (1) such executive officer has been an employee of the company or its affiliates for at least two years prior to the date of termination or (2) if such executive officer is terminated on or within 12 months of a change in control or (b) continuation of base salary for up to six months, payable in six equal monthly installments and reimbursement of up to six months for the employer portion of premium payments for any COBRA coverage executive officer elects, if such executive officer has been an employee of the company or its affiliates for less than two years prior to the date of termination and such termination is not on or within 12 months of a change in control.

For purposes of the employment agreements, we have “cause” to terminate each executive officer’s employment upon any of the following (1) gross neglect or willful misconduct by executive officer of his duties or executive officer’s willful failure to carry out, or comply with, in any material respect any lawful and reasonable directive of our board of directors that not inconsistent with the terms of his employment agreement; (2) executive officer’s conviction of, or plea of no contest, plea of nolo contendere or imposition of adjudicated probation with respect to, any felony or crime involving moral turpitude or executive’s indictment for any felony or crime involving moral turpitude; (3) executive officer’s habitual unlawful use (including being under the influence) or possession of illegal drugs on our premises or while performing his duties and responsibilities under his employment agreement; (4) executive officer’s commission at any time of any act of fraud, embezzlement, misappropriation, material misconduct, or breach of fiduciary duty against us; or (5) executive officer’s material breach of any non-compete or non-solicitation covenant; provided that we must provide executive with fifteen days prior written notice before any such termination in (1) or (5) (other than to the extent that (1) relates to any fraud or intentional misconduct) with an opportunity to meet with our board of directors and discuss or cure any such alleged violation.

Executive Compensation

For purposes of the employment agreements, each executive officer has “good reason” to terminate his employment after the occurrence of (1) a material adverse change in his title or reporting line or material duties, authorities or responsibilities, as determined by our board of directors; (2) a material breach by us of any material provision of the employment agreement; (3) a material reduction of executive officer’s base salary or benefits or target bonus opportunity (other than such a reduction that is generally consistent with a general reduction affecting other similarly situated executive officers); (4) failure by us to pay any portion of executive officer’s earned base salary or bonus; or (5) our requiring executive officer to be headquartered at any office or location more than 50 miles from Everett, Washington, provided that in the case of all the above events, executive officer may not resign from his employment for good reason unless he provides us written notice within 90 days after the initial occurrence of the event and at least 60 days prior to the date of termination, and we have not corrected the event prior to the date of termination.

Restrictive Covenants

Pursuant to their respective employment agreements, each of Messrs. Perlmutter and Nickel is subject to certain non-competition and non-solicitation restrictions for a 12-month period after termination of employment. During the restricted period, each executive officer may not be engaged in activities or businesses that compete, directly or indirectly, with us including businesses that manufacture, market, license, distribute or sell licensed pop culture products. The employment agreements also contain a perpetual mutual non-disparagement covenant.

Section 280G

Pursuant to their respective employment agreements, in the event any payment to any of Messrs. Perlmutter or Nickel would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, or the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the payment will be reduced to such extent that no portion of the payment would be subject to the potential excise tax imposed by Section 4999 of the Code.

Director Compensation

During 2018, certain of our directors received cash compensation for their services as directors. Ms. Irvine also received an option award pursuant to our 2017 Plan. The following table sets forth certain information with respect to cash compensation paid to our directors for 2018 service and equity awards granted to our directors in 2018.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards (2) ($)	Total ($)
Ken Brotman	--	--	--

Gino Dellomo	--	--	--

Charles Denson	32,500	130,400	150,400

Diane Irvine	32,500	130,400	157,900

Adam Kriger	--		--

Michael Lunsford	10,000	39,108	49,108

(1)	Mr. Mariotti has been excluded from this table because his compensation is fully reflected in the Summary Compensation Table for executive officers.
(2)

Amounts reflect the grant-date Black-Scholes value of the stock options granted during 2018, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For a discussion of the assumptions used to calculate the value of all option awards made to our named executive officers, see Note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The table below shows the aggregate numbers of unvested Common Units held as of December 31, 2018 by each non-employee director who was serving as of December 31, 2018.

Name (1)	Unvested Options Outstanding at Fiscal Year End	Unvested Common Units Outstanding at Fiscal Year End
Ken Brotman	—	—

Gino Dellomo	—	—

Charles Denson	20,000 (2), (3)	—

Diane Irvine	36,125 (2), (4)	—

Adam Kriger	—	—

Michael Lunsford	5,098 (5)	—

(1)	Mr. Mariotti has been excluded from this table because his incentive equity is fully reflected in the Outstanding Equity Awards at Fiscal Year End table for executive officers.
(2)	100% of 20,000 options vest on the last business day of the year commencing on July 31, 2018.
(3)	100% of 12,500 options vest on the last business day of the year commencing on October 16, 2018.
(4)	12.5% of the options vest on the last business day of each calendar quarter commencing on December 31, 2017.
(5)	100% of the options vest on the last business day of the year commencing on October 31, 2018.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock for:

•	each person known by us to beneficially own more than 5% of our Class A common stock or our Class B common stock;
•	each of our directors (which includes all nominees);
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.

As described in “Certain Relationships and Related Person Transactions,” each common unit of FAH, LLC (other than common units held by us and 619,037 common units held by certain of the Former Profits Interests Holders that are initially subject to time-based vesting requirements) is redeemable from time to time at each holder’s option (subject in certain circumstances to time-based vesting requirements) for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each common unit redeemed, in each case in accordance with the terms of FAH, LLC’s amended and restated limited liability company agreement, as amended to date (the “FAH LLC Agreement”); provided that, at our election (determined solely by our independent directors (within the meaning of the Nasdaq Rules) who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such common units.

The Continuing Equity Owners may exercise such redemption right for as long as their common units of FAH, LLC remain outstanding. In connection with our IPO, we issued to each Continuing Equity Owner for nominal consideration one share of Class B common stock for each common unit of FAH, LLC it owned. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of common units of FAH, LLC each such Continuing Equity Owner owns.

Security Ownership of Certain Beneficial Owners and Management

The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 29,836,957 shares of Class A common stock and 18,993,573 shares of Class B common stock outstanding as of April 22, 2019. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights, including the redemption right described above with respect to each common unit of FAH, LLC, held by such person that are currently exercisable or will become exercisable within 60 days of April 22, 2019, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is 2802 Wetmore Avenue, Everett, Washington 98201. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Class A Common Stock Beneficially Owned[1]		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power[2]

Name of beneficial owner[3]	Number	Percentage	Number	Percentage	Percentage
5% Stockholders
ACON[4]	23,416,726	58.1%	10,495,687	55.3%	48.0%
Fundamental[5]	4,429,676	15.9%	5,429,676	23.3%	11.1%
Fifth Street Station[6]	2,569,370	8.6%	-	-	5.3%
Woodson Capital Master Fund, LP7	1,589,020	5.3%			3.3%

Named Executive Officers and Directors
Brian Mariotti[8]	3,666,227	10.9%	3,181,689	16.8%	6.5%
Russell Nickel[9]	310,530	1.0%	84,163	*	*
Andrew Perlmutter[10]	430,587	1.4%	-	*	*
Ken Brotman	-	*	-	*	*
Gino Dellomo	-	*	-	*	*
Charles Denson[11]	45,417	*	16,058	*	*
Diane Irvine[12]	33,050	*	-	*	*
Michael Lunsford	-	*	-	*	*
Adam Kriger[11]	32,117	*	16,058	*	*
All executive officers and directors as a group (10 individuals)[13]	4,607,012	13.4%	3,331,404	17.5%	7.0%

*Less than one percent.

[1]

For the reasons described above, in this table, beneficial ownership of common units of FAH, LLC has been reflected as beneficial ownership of our Class A common stock for which such common units may be exchanged. When a common unit is exchanged by a Continuing Equity Owner who holds our Class B common stock, a corresponding share of Class B common stock will be cancelled.

[2]

Represents the percentage of voting power of our Class A common stock and Class B common stock voting as a single class. Each share of Class A common stock and each share of Class B common stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B common stock will vote as a single class on all matters except as required by law or the Company’s certificate of incorporation.

[3]

Except as otherwise noted, all shares of Class A common stock shown as beneficially owned represent shares of class A common stock that may be acquired upon the exchange of common units of FAH, LLC for shares of Class A common stock on a one-for-one basis.

[4]

Based on information obtained from a Schedule 13G filed on February 13, 2018, ACON ownership includes (a) 10,495,687 common units of FAH, LLC held by ACON Funko Investors, L.L.C., (b) 4,971,870 shares of Class A common stock held by ACON Funko Investors Holdings 1, L.L.C., (c) 2,096,368 shares of Class A common stock held by ACON Funko Investors Holdings 2, L.L.C. and (d) 5,852,801 shares of Class A common stock held by ACON Funko Investors Holdings 3, L.L.C. ACON Funko Manager, L.L.C. is (x) the sole manager of, and exercises voting and investment power over shares held by, ACON Funko Investors, L.L.C and (y) the sole managing member of, and exercises voting and investment power over shares held by, ACON Funko Investors Holdings 1, L.L.C. ACON Equity GenPar, L.L.C. is the sole managing member of, and exercises voting and investment power over shares held by, each of ACON

Security Ownership of Certain Beneficial Owners and Management

Funko Investors Holdings 2, L.L.C. and ACON Funko Investors Holdings 3, L.L.C. Voting and investment decisions at ACON Funko Manager, L.L.C. are made by a board of managers, the members of which are Bernard Aronson, Kenneth Brotman, Jonathan Ginns, Daniel Jinich, Andre Bhatia and Aron Schwartz. Voting and investment decisions at ACON Equity GenPar, L.L.C. are made by an investment committee, the members of which are Bernard Aronson, Kenneth Brotman, Jonathan Ginns, Daniel Jinich, Andre Bhatia and Aron Schwartz. The address of ACON Funko Investors, L.L.C., ACON Funko Investors Holdings 1, L.L.C., ACON Funko Investors Holdings 2, L.L.C., ACON Funko Investors Holdings 3, L.L.C., ACON Funko Manager, L.L.C. and ACON Equity GenPar, L.L.C. is 1133 Connecticut Avenue, NW, Suite 700, Washington, D.C. 20036.
[5]

Based on a Form 4 filed on April 15, 2019 and information obtained from a Schedule 13G filed on February 12, 2018. According to the Schedule 13G, Fundamental Capital Partners, LLC (“FCP”), Richard L. McNally, and Kevin G. Keenley reported shared dispositive power over all 6,929,676 common units of FAH, LLC reported in such Schedule 13G; Funko International, LLC had shared voting and dispositive power over 5,686,538 common units; and Fundamental Capital, LLC had shared voting and dispositive power over 1,243,138 common units. The subsequently-filed Form 4 indicates that Fundamental Capital, LLC beneficially owns 793,138 common units, 793,138 shares of Class B common stock and 180,000 shares of Class A common stock and Funko International, LLC beneficially owns 3,636,538 common units, 3,636,536 shares of Class B common stock and 820,000 shares of Class A common stock. Funko International, LLC is a Delaware limited liability company; Fundamental Capital, LLC, a Delaware limited liability company, serves as the Manager of Funko International, LLC; FCP, a Delaware limited liability company, serves as the Manager of Fundamental Capital, LLC; Richard L. McNally is a director of the Issuer and a voting member of FCP; and Kevin G. Keenley is a voting member of FCP. FCP’s address is 4 Embarcadero Center, Suite 1400, San Francisco, CA 94111.

[6]

Based on information obtained from a Form 3 filed on March 5, 2019 and a Schedule 13G/A filed on February 14, 2019. Based on the Schedule 13G/A, Fifth Street Station LLC has sole voting and dispositive power over the 2,101,503 shares reported as beneficially owned on such schedule. The subsequently-filed Form 3 reports beneficial ownership of an additional 467,867 shares of Class A common stock. The address of Fifth Street Station LLC is 505 Fifth Avenue South, Suite 900, Seattle, WA 98104.

[7]

Based on information obtained from a Schedule 13G/A filed on February 14, 2019, Woodson Capital Master Fund, LP (“Woodson Master”), Woodson Capital General Partner, LLC, Woodson Capital Management, LP, Woodson Capital GP, LLC and James Woodson Davis (together, the “Woodson Reporting Persons”) have shared voting and dispositive power over all 1,589,020 shares, which includes 29,700 shares subject to call options. The address of Woodson Master is Maples Corporate Services Limited, Ugland House Grand Cayman, KY1-1104 Cayman Islands and the address of the other Woodson Reporting Persons is 101 Park Avenue, 48th Floor, New York, New York, 10178.

[8]	Based on the Company’s records and information obtained from a Schedule 13G/A filed on February 14, 2019, Brian Mariotti has sole voting and dispositive power over 3,666,227 common units.
[9]	Includes 222,603 common units of FAH, LLC that are currently vested and 87,927 options to purchase common units of FAH, LLC that are currently vested.
[10]

Includes 146,308 common units of FAH, LLC that are currently vested, 166,529 options to purchase common units of FAH, LLC that are currently vested, and 61,500 options to purchase Class A common stock that are currently vested.

[11]	Includes 32,117 common units of FAH, LLC that are currently vested.
[12]	Includes 32,250 options to purchase Class A common stock that are currently vested.
[13]

Includes 4,152,017 common units of FAH, LLC that are currently vested, options to purchase 254,456 common units of FAH, LLC that are currently vested, and options to purchase 130,189 shares of Class A common stock that are currently vested.

Certain Relationships and Related Person Transactions

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest.

Under the policy, the Company’s legal staff is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the Company’s legal staff determines that a transaction or relationship is a related person transaction requiring compliance with the policy, the General Counsel is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. The Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Class A common stock or our Class B common stock since January 1, 2017. All of the transactions, agreements or relationships described in this section occurred prior to the adoption of this policy. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us.

ACON ACQUISITION

On October 30, 2015, ACON, through FAH, LLC, an entity formed in contemplation of the transaction, acquired a controlling interest in FHL and its subsidiary, Funko, LLC (the “ACON Acquisition”). We consummated the ACON Acquisition pursuant to a Securities Purchase and Contribution Agreement (the “SPCA”), by and among FAH, LLC, FHL, Funko, LLC, Fundamental, and the sellers named in the SPCA, including certain of our current executive officers and certain holders of 5% or more of our voting securities.

Certain Relationships and Related Person Transactions

Pursuant to the SPCA, we agreed to make certain earnout payments to the sellers, referred to as the 2015 Earnout Payment and the 2016 Earnout Payment, upon the achievement of certain performance thresholds and events. Pursuant to the SPCA, ACON agreed, subject to certain exceptions, to make a capital contribution in the amount of $15.0 million in respect of the 2015 Earnout Payment and, under certain circumstances, had the right to make an additional capital contribution in the amount of up to $5.0 million, in each case, in exchange for Class A units of FAH, LLC. ACON also had the right, subject to certain exceptions, to make an additional capital contribution of up to $5.0 million in respect of the 2016 Earnout Payment in exchange for Class A Units of FAH, LLC, which is referred to as the 2016 Earnout Contribution.

The 2016 Earnout Payment was equal to $25.0 million and was paid to the sellers in June 2017. In connection therewith, $13.2 million was paid to Fundamental, $3.9 million was paid to Mr. Mariotti, $156,750 was paid to Mr. Nickel and $1.9 million was paid to The Jon P. and Trishawn P. Kipp Children’s Trust uad 5/31/14. In connection with the 2016 Earnout Payment, ACON made a capital contribution of $3.9 million in exchange for 3,841 Class A Units of FAH, LLC, and assigned its right to contribute the remaining $1.2 million of the 2016 Earnout Contribution to certain members of FAH, LLC, including Mr. Nickel (who contributed approximately $140,012 in exchange for approximately 140 Class A Units), Mr. Perlmutter (who contributed approximately $151,977 in exchange for approximately 152 Class A Units), Mr. Daw (who contributed approximately $120,999 in exchange for approximately 121 Class A Units), and The Jon P. and Trishawn P. Kipp Children’s Trust uad 5/31/14 (which contributed approximately $403,827 in exchange for approximately 404 Class A Units).

The remainder of the 2016 Earnout Payment was funded with the proceeds of promissory notes in the aggregate principal amount of $20.0 million, which we refer to as the Subordinated Promissory Notes. The Subordinated Promissory Notes were issued to certain members of FAH, LLC, including ACON (which held a Subordinated Promissory Note with a principal amount of approximately $17.3 million), Mr. Nickel (who held Subordinated Promissory Notes having an aggregate principal amount of approximately $120,000), Mr. Perlmutter (who held Subordinated Promissory Notes having an aggregate principal amount of approximately $250,000) and The Jon P. and Trishawn P. Kipp Children’s Trust uad 5/31/14 (which held Subordinated Promissory Notes having an aggregate principal amount of approximately $2.0 million). The unpaid principal balance and accrued interest of $20.9  million on our Subordinated Promissory Notes was repaid upon the completion of our IPO.

MANAGEMENT SERVICES AGREEMENT

In October 2015, in connection with the ACON Acquisition, ACON Equity Management, L.L.C., or ACON Equity Management, an affiliate of ACON, and Funko, LLC entered into a management services agreement, pursuant to which ACON Equity Management agreed to provide certain financial, operational and other consulting and advisory services to Funko, LLC. Pursuant to the management services agreement, Funko, LLC agreed to pay ACON Equity Management a monitoring fee equal to the greater of (1) $500,000 and (2) 2% of prior year EBITDA (as defined in our senior secured credit facilities), but not greater than $2.0 million in any calendar year. Funko, LLC also agreed to pay ACON Equity Management a one-time advisory fee of $2.0 million in connection with the ACON Acquisition. In addition, Funko, LLC agreed to reimburse ACON Equity Management for all reasonable out-of-pocket costs and expenses incurred in connection with ACON Equity Management’s services under the management services agreement. Funko, LLC also agreed to indemnify ACON Equity Management and its affiliates from and against all loss, liability, suits, claims, costs, damages and expenses, including attorneys’ fees and expenses and including the cost of enforcing the indemnification provisions, in each case, relating to or arising out of the services contemplated in the management services agreement or arising from or in connection with the performance of any such services under the management services agreement. The management services agreement had an initial term of ten years, and was automatically renewable thereafter on a year-to-year basis until ACON Equity Management gave notice of non-renewal, however the agreement terminated automatically immediately prior to the consummation of our IPO.

Certain Relationships and Related Person Transactions

Pursuant to the management services agreement, we incurred monitoring fees of $1.7 million in the year ended December 31, 2017. The management services agreement was terminated in connection with our IPO and ACON agreed to waive its right to receive an accelerated monitoring fee of $5.8 million in connection with such termination.

NOTES PAYABLE

In October 2015, certain officers and other employees of FAH, LLC entered into subscription agreements with FAH, LLC to purchase Class A Units of FAH, LLC, including Mr. Nickel (who subscribed for Class A Units having an aggregate purchase price of $150,000) and Mr. Perlmutter (who subscribed for Class A Units having an aggregate purchase price of $100,000). Each of Mr. Nickel and Mr. Perlmutter entered into a secured promissory note payable to Funko, LLC in an amount equal to the purchase price of such Class A Units. Amounts outstanding under the promissory notes were secured by all direct or indirect ownership interests of Mr. Nickel and Mr. Perlmutter (as applicable) in FAH, LLC (or any corporate successor of FAH, LLC), and were required to be repaid, in full or in part, with 100% of the after-tax portion of any cash distribution or dividend in respect of, or upon the transfer, sale or other disposition of, the Class A Units of FAH, LLC. Amounts outstanding under each promissory note accrued interest at a rate of 8.00%, compounded annually. The promissory notes were forgiven in full in October 2017. The largest aggregate principal amount outstanding under Mr. Nickel’s promissory note during the year ended December 31, 2017 was $95,850, and the largest aggregate principal amount outstanding under Mr. Perlmutter’s promissory note during the year ended December 31, 2017 was $63,899. Principal and interest payments on Mr. Nickel’s promissory note were $95,850 and $5,441, respectively, during the year ended December 31, 2017. Principal and interest payments on Mr. Perlmutter’s promissory note were $63,889 and $3,627, respectively, during the year ended December 31, 2017.

REORGANIZATION TRANSACTIONS

In connection with our IPO, we completed the following reorganization transactions (as described below, the “Reorganization Transactions”), which include transactions with certain of our directors, executive officers and other persons and entities which were or became holders of 5% or more of our voting securities upon the consummation of the IPO.

•	FAH, LLC amended and restated its limited liability company agreement of FAH, LLC (see “FAH LLC Agreement” below);

•

the Company amended and restated its certificate of incorporation to, among other things, provide (i) for Class A common stock, with each share of Class A common stock entitling its holders to one vote per share on all matters presented to stockholders generally and (ii) for Class B common stock, with each share of Class B common stock entitling its holders to one vote per share on all matters presented to stockholders generally and that shares of Class B common stock may only be held by the Continuing Equity Owners and their permitted transferees;

•	certain funds affiliated with ACON exchanged their indirect ownership interests in common units of FAH, LLC for 12,921,039 shares of Class A common stock on a one-for-one basis;

•

the Company entered into (1) the Stockholders Agreement with ACON, Fundamental and Brian Mariotti, our Chief Executive Officer (see “Stockholders Agreement” below), (2) a registration rights agreement, which we refer to as the Registration Rights Agreement, with certain of the Original Equity Owners (see “Registration Rights Agreement” below) and (3) a tax receivable agreement, which we refer to as the Tax Receivable Agreement, with FAH, LLC and each of the Continuing Equity Owners (see “Tax Receivable Agreement” below); and

Certain Relationships and Related Person Transactions

•

the Company purchased, with the net proceeds from our IPO, 10,416,666 common units directly from FAH, LLC at a price per unit equal to the IPO price per share of Class A common stock in our IPO less the underwriting discounts and commissions.

As of the completion of the Reorganization Transactions and IPO, Funko, Inc. owned 48.3% of the economic interest in FAH, LLC. The remaining 51.7% of FAH, LLC was held by the Continuing Equity Owners. The Continuing Equity Owners also owned 24,975,932 shares of Class B common stock, representing 51.7% of the combined voting power of all of our common stock.

TAX RECEIVABLE AGREEMENT

On November 1, 2017, we entered into a tax receivable agreement (the “Tax Receivable Agreement”) that provides for the payment by us to the Continuing Equity Owners of 85% of the amount of certain tax benefits, if any, we actually realize, or in some circumstances are deemed to realize, as a result of the redemption and exchange transactions described below in the section titled “FAH LLC Agreement”, including basis adjustments in our share of the tax basis of the assets of FAH, LLC, and certain other tax benefits attributable to payments made under the Tax Receivable Agreement. The applicable basis adjustments (as well as any amounts payable to the Continuing Equity Owners under the Tax Receivable Agreement) will vary depending on a number of factors including the timing of any future redemptions or exchanges, the price of shares of our Class A common stock at the time of any applicable redemptions or exchanges, the extent to which such redemptions or exchanges are taxable, and the amount and timing of our income. These tax benefit payments are not conditioned upon one or more of the Continuing Equity Owners maintaining a continued ownership interest in FAH, LLC. If a Continuing Equity Owner transfers common units of FAH, LLC but does not assign to the transferee of such units its rights under the Tax Receivable Agreement, such Continuing Equity Owner generally will continue to be entitled to receive payments under the Tax Receivable Agreement arising in respect of a subsequent exchange of such common units. In general, the Continuing Equity Owners’ rights under the Tax Receivable Agreement may not be assigned, sold, pledged or otherwise alienated to any person, other than certain permitted transferees, without our prior written consent (which should not be unreasonably withheld, conditioned or delayed) and such person’s becoming a party to the Tax Receivable Agreement and agreeing to succeed to the applicable Continuing Equity Owner’s interest therein. During the year ended December 31, 2018, we recognized Tax Receivable Agreement liabilities of $6.8 million for payments due to the Continuing Equity Owners under the Tax Receivable Agreement. We did not record any liabilities for the Tax Receivable Agreement during the year ended December 31, 2017. There were no payments made pursuant to the Tax Receivable Agreement during the years ended December 31, 2018 and 2017.

FAH LLC AGREEMENT

On November 1, 2017, FAH, LLC amended and restated the FAH LLC Agreement to, among other things, (i) provide for a new single class of common membership interests in FAH, LLC, the common units; (ii) exchange all of the then-existing membership interests of the Original Equity Owners for common units of FAH, LLC; and (iii) appoint the Company as the sole manager of FAH, LLC.

The LLC Agreement also provides that the Continuing Equity Owners may from time to time at each of their options require FAH, LLC to redeem (subject in certain circumstances to time-based vesting requirements) all or a portion of their common units in exchange for, at our election (determined solely by our independent directors (within the meaning of the Nasdaq Rules) who are disinterested), shares of the Company’s Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each common unit redeemed, in each case in accordance with the terms of the FAH LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the Nasdaq Rules) who are disinterested), we may effect a direct exchange of such Class A common

Certain Relationships and Related Person Transactions

stock or such cash, as applicable, for such common units. The Continuing Equity Owners may exercise such redemption right for as long as their common units remain outstanding. Simultaneously with the payment of cash or shares of Class A common stock, as applicable, in connection with a redemption or exchange of common units pursuant to the terms of the FAH LLC Agreement, a number of shares of our Class B common stock registered in the name of the redeeming or exchanging Class B common stock owners will be cancelled for no consideration on a one-for-one basis with the number of common units so redeemed or exchanged.

The FAH LLC Agreement also requires that FAH, LLC, at all times, maintain (i) a one-to-one ratio between the number of outstanding shares of Class A common stock and the number of common units of FAH, LLC owned by us and (ii) a one-to-one ratio between the number of shares of Class B common stock owned by the Continuing Equity Owners and the number of common units of FAH, LLC owned by the Continuing Equity Owners.

STOCKHOLDERS AGREEMENT

Pursuant to the Stockholders Agreement between ACON, Fundamental and Brian Mariotti, our Chief Executive Officer, ACON and its permitted transferees (the “ACON Related Parties”) have the right to designate certain of our directors (the “ACON Directors”), which will be three ACON Directors for as long as the ACON Related Parties directly or indirectly, beneficially own, in the aggregate, 35% or more of our Class A common stock; two ACON Directors for so long as the ACON Related Parties, directly or indirectly, beneficially own, in the aggregate, less than 35% but 25% or more of our Class A common stock; and one ACON Director for as long as the ACON Related Parties, directly or indirectly, beneficially own, in the aggregate, less than 25% but at least 15% or more of our Class A common stock (assuming in each such case that all outstanding common units in FAH, LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis). In addition, the Stockholders Agreement provides that Fundamental has the right to designate one of our directors (the “Fundamental Director”) until the earlier of (1) Fundamental no longer directly or indirectly, beneficially owns, in the aggregate, at least 10% or more of our Class A common stock (assuming that all outstanding common units in FAH, LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) and (2) October 1, 2018. As of October 1, 2018, Fundamental no longer has a director designation right under the Stockholders Agreement. Each of ACON, Fundamental and Brian Mariotti, our Chief Executive Officer, also agreed to vote, or cause to vote, all of their outstanding shares of our Class A common stock and Class B common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the ACON Directors and Mr. Mariotti for as long as he is our Chief Executive Officer. Additionally, pursuant to the Stockholders Agreement, we have agreed to take all commercially reasonable actions to cause (1) the Board to be comprised of at least seven directors or such other number of directors as our Board may determine; (2) the individuals designated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected to the Board at the next annual or special meeting of our stockholders at which directors are to be elected and at each annual meeting of our stockholders thereafter at which a director’s term expires; (3) the individuals designated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on the Board; and (4) an ACON Director to be the chairperson of the Board. The Stockholders Agreement allows for the Board to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board’s fiduciary duties to our stockholders or does not otherwise comply with any requirements of our amended and restated certificate of incorporation or our amended and restated bylaws or the charter for, or related guidelines of, the Board’s nominating and corporate governance committee.

In addition, the Stockholders Agreement provides that for as long as the ACON Related Parties beneficially own, directly or indirectly, in the aggregate, 30% or more of all issued and outstanding shares of our Class A common stock (assuming that all outstanding common units in FAH, LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), we will not take, and will cause our subsidiaries not to take,

Certain Relationships and Related Person Transactions

certain actions (whether by merger, consolidation or otherwise) without the prior written approval of ACON and each of its affiliated funds that holds common units of FAH, LLC or our Class A Common Stock, including:

•

entering into any transaction or series of related transactions in which any person or group (other than the ACON Related Parties and any group that includes the ACON Related Parties, Fundamental (or certain of its affiliates or permitted transferees) or Mr. Mariotti) acquires, directly or indirectly, in excess of 50% of the then outstanding shares of any class of our or any of our subsidiaries’ capital stock, or following which any such person or group has the direct or indirect power to elect a majority of the members of our board of directors or to replace Funko, Inc. as the sole manager of FAH, LLC (or to add another person as co-manager of FAH, LLC);

•	the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding up of us or any of our subsidiaries;

•	the sale, lease or exchange of all or substantially all of our and our subsidiaries’ property and assets;

•	the resignation, replacement or removal of Funko, Inc. as the sole manager of FAH, LLC, or the appointment of any additional person as a manager of FAH, LLC;

•

any acquisition or disposition of our or any of our subsidiaries’ assets for aggregate consideration in excess of $10.0 million in a single transaction or series of related transactions (other than transactions solely between or among us and our direct or indirect wholly owned subsidiaries);

•	the creation of a new class or series of capital stock or other equity securities of us or any of our subsidiaries;

•

the issuance of additional shares of Class A common stock, Class B common stock, preferred stock or other equity securities of us or any of our subsidiaries other than (i) under any stock option or other equity compensation plan approved by our board of directors or the compensation committee thereof, (ii) pursuant to the exercise or conversion of any options, warrants or other securities existing as of the date of the Stockholders Agreement and (iii) in connection with any redemption of common units of FAH, LLC pursuant to the FAH LLC Agreement;

•

any amendment or modification of our or any of our subsidiaries’ organizational documents, other than the FAH LLC Agreement, which shall be subject to amendment or modification solely in accordance with the terms set forth therein; and

•	any increase or decrease of the size of our board of directors.

The Stockholders Agreement will terminate upon the earlier to occur of (1) each of ACON and Fundamental no longer have any right to designate a director as set forth in the Stockholders Agreement, and (2)  the unanimous written consent of the parties to the Stockholders Agreement.

REGISTRATION RIGHTS AGREEMENT

In connection with our IPO, we entered into a Registration Rights Agreement with the Original Equity Owners. The Registration Rights Agreement provides ACON with certain “demand” registration rights whereby, at any time after 180 days following our IPO and the expiration of any related lock-up period, ACON can require us to register under the Securities Act the offer and sale of shares of Class A common stock issuable to them, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are

Certain Relationships and Related Person Transactions

disinterested), upon redemption or exchange of their common units in FAH, LLC. The Registration Rights Agreement also provides for customary “piggyback” registration rights for all parties to the agreement. We have agreed to pay certain expenses of the registration rights holders in connection with the exercise of their registration rights, and that we will indemnify the registration rights holders against certain liabilities which may arise under the Securities Act or other federal or state securities laws.

INDEMNIFICATION AGREEMENTS

Our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, our Amended and Restated Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We have entered into indemnification agreements with our executive officers and directors. We also purchased directors’ and officers’ liability insurance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers (as defined under Rule 16a-1(f) under the Exchange Act) and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2018, other than with respect to one Form 4 by Andrew Perlmutter, reporting one transaction, which was filed late.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2018, the members of our Compensation Committee were Ken Brotman, Charles Denson and Diane Irvine. None of the members of our Compensation Committee is our current employee. During the fiscal year ended December 31, 2018, none of the relationships required to be disclosed by the rules of the SEC existed aside from those identified herein. See “Certain Relationships and Related Person Transactions” for a description of certain transactions involving ACON Investments where Mr. Brotman is a Managing Partner.

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or compensation committee.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 2802 Wetmore Avenue, Everett, Washington 98201 in writing not later than January 3, 2020.

Stockholders intending to present a proposal at the 2020 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2020 Annual Meeting of Stockholders no earlier than the close of business on February 26, 2020 and no later than the close of business on March 27, 2020. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2020 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after June 25, 2020, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the 90th day prior to the 2020 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Funko’s Annual Report on Form 10-K

A copy of Funko’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 29, 2019 without charge upon written request addressed to:

Funko, Inc.

Attention: Secretary

2802 Wetmore Avenue

Everett, Washington 98201

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 at www.funko.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Tracy D. Daw, Senior Vice President, General Counsel and Secretary

Everett, Washington

April 25, 2019

Appendix A

FUNKO, INC.

2019 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Funko, Inc. 2019 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Funko, Inc. (the “Company”) by linking the individual interests of Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Directors, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

2.2 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3 “Applicable Law” shall mean any applicable law, including, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4 “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6 “Board” shall mean the Board of Directors of the Company.

2.7 “Change in Control” shall mean

(a) a transaction or series of transactions (other than an offering of Common Stock or other securities to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries), directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of such entity’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any acquisition which complies with Sections 2.7(c)(i), 2.7(c)(ii) or 2.7(c)(iii); or (iv) in respect of an Award held by a particular Holder, any acquisition by the Holder or any group of persons including the Holder (or any entity controlled by the Holder or any group of persons including the Holder); or

(b) The Incumbent Directors cease for any reason to constitute a majority of the Board;

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.7(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and

(iii) after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

(d) The date which is 10 business days prior to the completion of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.8 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.9 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted in accordance with Applicable Law.

2.10 “Common Stock” shall mean the common stock of the Company.

2.11 “Company” shall have the meaning set forth in Article 1.

2.12 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any parent of the Company or Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.13 “Director” shall mean a member of the Board, as constituted from time to time.

2.14 “Director Limit” shall have the meaning set forth in Section 4.6.

2.15 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.16 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.17 “Effective Date” shall mean the date the Plan is adopted by the Board, subject to approval of the Plan by the Company’s stockholders.

2.18 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.19 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any parent of the Company or Subsidiary.

2.20 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.21 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.22 “Expiration Date” shall have the meaning given to such term in Section 12.1(c).

2.23 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in its discretion.

2.24 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.25 “Holder” shall mean a person who has been granted an Award.

2.26 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.27 “Incumbent Directors” shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.7(a) or 2.7(c)) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.28 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.29 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.30 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.31 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.32 “Option Term” shall have the meaning set forth in Section 5.4.

2.33 “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.34 “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

2.35 “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria that may be used to establish Performance Goals include, but are not limited to, the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings or loss per share; (xviii) adjusted earnings or loss per share; (xix) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xx) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) debt levels or reduction; (xxv) sales related goals; (xxvi) comparisons with other stock market indices; (xxvii) operating efficiency; (xxviii) employee satisfaction; (xxix) financing and other capital raising transactions; (xxx) recruiting and maintaining personnel; (xxxi) year end cash; and (xxxii) individual employee performance, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or other employees or to market performance indicators or indices.

2.36 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined with reference to Applicable Accounting Standards or other methodology as determined appropriate by the Administrator.

2.37 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.

2.38 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.39 “Plan” shall have the meaning set forth in Article 1.

2.40 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.41 “Public Trading Date” shall mean the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.42 “Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.43 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.

2.44 “SAR Term” shall have the meaning set forth in Section 5.4.

2.45 “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.46 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.47 “Shares” shall mean shares of Common Stock.

2.48 “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting (x) the exercise price per share of such Award from (y) the Fair Market Value on the date of exercise of such Award by (ii) the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.49 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.50 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.51 “Termination of Service” shall mean the date the Holder ceases to be an Eligible Individual. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Sections 3.1(b) and 12.2, Awards may be made under the Plan covering an aggregate number of Shares equal to the sum of: (i) 3,000,000, and (ii) an annual increase on the first day of each calendar year beginning on January 1, 2020 and ending on and including January 1, 2029, equal to the lesser of (A) 2% of the Shares outstanding (on an as-converted basis) on the last day of the immediately preceding fiscal year and

(B) such lesser number of Shares as determined by the Board; provided, however, no more than 3,000,000 Shares may be issued upon the exercise of Incentive Stock Options. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

(b) If any Shares subject to an Award are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right or other stock-settled Award (including Awards that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of the Stock Appreciation Right or other stock-settled Award; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the Non-Employee Director Equity Compensation Policy as described in Section 4.6, no Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The Administrator, in its sole discretion, may grant Awards to Eligible Individuals that are based on one or more Performance Criteria or achievement of one or more Performance Goals or any such other criteria or goals as the Administrator shall establish.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5 Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.6 Non-Employee Director Awards.

(a) Non-Employee Director Equity Compensation Policy. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time.

(b) Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the sum of the grant date fair value of equity-based Awards granted to a Non-Employee Director during any calendar year shall not exceed $600,000 (the “Director Limit”). The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

ARTICLE 5.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan, including any limitations in the Plan that apply to Incentive Stock Options.

5.2 Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

5.3 Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any

Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

5.4 Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

5.5 Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (a) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (b) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (i) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days folloing such Termination of Service.

ARTICLE 6.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1 Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, unless the Administrator otherwise determines, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

6.2 Manner of Exercise. All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice of exercise in a form the Administrator approves (which may be electronic) complying with the applicable rules established by the Administrator. The notice shall be signed or otherwise acknowledge electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c) In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.

6.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition or other transfers (other than in connection with a Change in Control) of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

ARTICLE 7.

AWARD OF RESTRICTED STOCK

7.1 Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock, or the right to purchase Restricted Stock, to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2 Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary dividends or distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3.

7.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and, unless the Administrator provides otherwise, any property (other than cash) transferred to Holders in connection with an extraordinary dividend or distribution shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement.

7.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement.

7.5 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8.

AWARD OF RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Holder will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

8.2 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Goals or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. An Award of Restricted Stock Units shall only be eligible to vest while the Holder is an Employee, a Consultant or a Director, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may become vested subsequent to a Termination of Service in the event of the occurrence of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service subject to Section 11.7.

8.3 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

ARTICLE 9.

AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

9.1 Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, Performance Criteria and Performance Goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

9.2 Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

ARTICLE 10.

ADDITIONAL TERMS OF AWARDS

10.1 Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3 Transferability of Awards.

(a) Except as otherwise provided in Sections 10.3(b) and 10.3(c):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii) During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b) Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) the transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c) Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

10.4 Conditions to Issuance of Shares.

(a) The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b) All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5 Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6 Repricing. Subject to Section 12.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section 10.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

10.7 Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.10).

10.8 Lock-Up Period. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Holders from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter. In order to enforce the foregoing, the Company shall have the right to place restrictive legends on the certificates of any securities of the Company held by the Holder and to impose stop transfer instructions with the Company’s transfer agent with respect to any securities of the Company held by the Holder until the end of such period.

10.9 Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.9 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ARTICLE 11.

ADMINISTRATION

11.1 Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.7 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3 Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator.

Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Holder) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.

11.4 Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria and/or Performance Goals, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

11.6 Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

11.7 Acceleration. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to accelerate, wholly or partially, the vesting or lapse of restrictions (and, if applicable, the Company shall cease to have a right of repurchase) of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1 Amendment, Suspension or Termination of the Plan.

(a) Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.7 and Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b) Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6.

(c) No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

12.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Criteria and Performance Goals with respect thereto); (iv) the grant or exercise price per share for any outstanding Awards under the Plan; and (v) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to any Non-Employee Director Compensation Policy adopted in accordance with Section 4.6.

(b) In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i) To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii) To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

(v) To replace such Award with other rights or property selected by the Administrator; and/or

(vi) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan).

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 12.2, (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award (which may include, without limitation, an Award settled in cash) substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Administrator’s discretion. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and the surviving or successor company terminates Holder’s employment or service upon or within twelve (12) months following the Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.

(e) In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (other than any portion subject to performance-based vesting), the Administrator may cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 12.2(b)(i) or (ii) any or all of such Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.

(f) For the purposes of this Section 12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(g) The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h) Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

(i) The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

12.3 Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

12.4 No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9 Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then, to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

12.11 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.12 Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator (and each delegate thereof pursuant to Section 11.6) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan or any Award Agreement and against and from any and all amounts paid by him or her, with the Board’s approval, in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf and, once the Company gives notice of its intent to assume such defense, the Company shall have sole control over such defense with counsel of the Company’s choosing. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.13 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.14 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Funko, Inc. on                      , 2019.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Funko, Inc. on                      , 2019.

Executed on this                 day of                                , 2019.

Corporate Secretary

FUNKO, INC. 2802 WETMORE AVENUE EVERETT, WASHINGTON 98201

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the election of the below Class II Director nominees.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

1. Election of Directors

Nominees

01. Gino Dellomo	02. Michael Lunsford

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain

2 Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019					☐	☐	☐

3 Approval of the Funko, Inc. 2019 Incentive Award Plan					☐	☐	☐

NOTE: Transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

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Funko, Inc. Annual Meeting of Stockholders June 25, 2019 9:00 AM Pacific Time This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Funko, Inc. hereby appoint(s) Russell Nickel, Chief Financial Officer, Andrew Perlmutter, President, and Tracy Daw, Senior Vice President, General Counsel and Secretary, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A Common Stock and/or Class B Common Stock, as applicable, that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on June 25, 2019 at the Courtyard by Marriott Hotel, 3003 Colby Ave., Everett, WA 98201, and any adjournment, continuation or postponement thereof (the “Annual Meeting”).

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the Annual Meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side